EXHIBIT 5.1

                                 Bryan Cave LLP
                             120 Broadway, Suite 500
                           Santa Monica, CA 90401-2305
                            Telephone: (310) 576-2100
                            Facsimile: (310) 576-2200

                                  June 10, 1997

Tekelec
26580 West Agoura Road
Calabasas, California 91302

     Re: Tekelec - Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as securities counsel for Tekelec, a California corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 to be filed with the Securities and Exchange Commission (the "Commission") on June 10, 1997, in connection with the registration of an aggregate of 1,070,300 shares of Common Stock, without par value (collectively, the "Shares"), comprising 1,000,000 shares of Common Stock of the Company issuable upon exercise of options granted or to be granted pursuant to the Company's 1994 Stock Option Plan, 30,000 shares issuable upon exercise of a warrant granted to a consultant to the Company and 40,300 shares issuable upon exercise of a warrant granted to an officer of the Company (such 1994 Stock Option Plan and warrants are referred to collectively herein as the "Plans").

     In connection with the preparation of the Registration Statement and the proposed issuance and sale of the Shares in accordance with the Plans and the Form S-8 prospectuses to be delivered to participants in the Plans, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.
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     Based on the foregoing and in reliance thereon, it is our opinion that the
Shares have been duly authorized and, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective, and when the applicable provisions of "Blue Sky" and other state securities laws shall have been complied with, and when the Shares are issued and sold in accordance with the Plans and the Form S-8 prospectuses to be delivered to participants in the Plans, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

     This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein as to the effect on the subject transaction only of United States federal law and the internal (and not the conflict of law) laws of the State of California, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                        Very truly yours,

                                        BRYAN CAVE LLP

                                        BRYAN CAVE LLP